Exhibit 4.35

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”), dated December 26, 2011, is made in Beijing by and among:

Party A: ChinaCache Network Technology (Beijing) Co., Ltd., a wholly foreign owned enterprise incorporated and existing under the laws of the People’s Republic of China, with address at Floor 6, Tower A, Galaxy Plaza, No.10 Jiu Xian Qiao Middle Road, Chaoyang District, Beijing 100016 (the “Party A”);

Party B: ChinaCache International Holdings Ltd., a company incorporated and existing under the laws of Cayman Islands, with registered address at Offshore Incorporations (Cayman) Limited, Scotia Center, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Party B”);

Party C: Shanghai JNet Telecom Co., Ltd., a company with limited liabilities incorporated and existing under the laws of the People’s Republic of China, with address at Room 221, 728 Guanghua Road, Minhang District, Shanghai (the “Party C”);

And

Party D: YING Huiling, a Chinese citizen with I.D. No. 110101196401213520;

SHA Yong, a Chinese citizen with I.D. No. 120106197103165530;

YIN Hao, a Chinese citizen with I.D. No. 420111197410107375;

MEI Yongkai, a Chinese citizen with I.D. No. 330622750103001;

MEI Xiurong, a Chinese citizen with I.D. No. 33062219720226002X.

(Collectively, “Party D”)

Party A, Party B, Party C and Party D are referred to as, individually, the “Party”; collectively, the “Parties”.

WHEREAS, the Parties have respectively entered into the following agreements (collectively, the “Controlling Agreements”):

1.                                      Party A and Party C have entered into an Exclusive Business Cooperation Agreement dated January 10, 2008, and a Supplement to the Exclusive Business Cooperation Agreement dated May 10, 2010;

2.                                      Party A, Party B, Party C, SHA Yong, YIN Hao, MEI Yongkai and MEI xiurong have entered into a Framework Agreement dated April 8, 2010;

3.                                      Party A and YING Huiling have entered into a Loan Agreement dated January 10, 2008;

4.                                      Party A, Party C and YING Huiling have entered into an Exclusive Call Option Agreement and an Equity Interest Pledge Agreement dated January 10, 2008, and a Supplement to the Exclusive Call Option Agreement dated May 10, 2010;

5.                                      YING Huiling has issued a Power of Attorney to Party A dated January 10, 2008;

6.                                      Party A and SHA Yong have entered into a Loan Agreement dated April 8, 2010;

7.                                      Party A, Party C and SHA Yong have entered into an Exclusive Call Option Agreement and an Equity Interest Pledge Agreement dated April 8, 2010;

8.                                      SHA Yong has issued a Power of Attorney to Party A as of April 8, 2010;

9.                                      Party A and YIN Hao have entered into a Loan Agreement dated April 8, 2010;

10.                               Party A, Party C and YIN Hao have entered into an Exclusive Call Option Agreement and an Equity Interest Pledge Agreement dated April 8, 2010;

11.                               YIN Hao has issued a Power of Attorney to Party A dated April 8, 2010;

12.                               Party A and MEI Yongkai have entered into a Loan Agreement dated April 8, 2010;

13.                               Party A, Party C and MEI Yongkai have entered into an Exclusive Call Option Agreement and an Equity Interest Pledge Agreement dated April 8, 2010;

14.                               MEI Yongkai has issued a Power of Attorney to Party A dated April 8, 2010;

15.                               Party A and MEI Xiurong have entered into a Loan Agreement dated April 8, 2010;

16.                               Party A, Party C and MEI Xiurong have entered into an Exclusive Call Option Agreement and an Equity Interest Pledge Agreement dated April 8, 2010;

17.                               MEI Xiurong has issued a Power of Attorney to Party A dated April 8, 2010;

18.                               Party A, Party C and Party D have entered into an Equity Interest Pledge Agreement dated April 8, 2010;

19.                               Party A and Party B have entered into respective Agreement with each member of Party D dated May 10, 2010; and

20.                               Each of the Parties has signed other agreements and documents in respect of the foregoing agreements.

WHEREAS, MEI Yongkai and MEI Xiurong have borrowed from Party C an aggregate outstanding amount of RMB48,654,346 (the “Borrowing”) as of the date of this Agreement.

WHEREAS, Party B is a NASDAQ listed company.  As of the date of this Agreement, MEI Yongkai and MEI Xiurong are holding an aggregate of 659,730 ordinary shares of Party B through the BVI companies (SUNDREAM HOLDINGS LIMITED and SMART ASIA HOLDINGS LIMITED, collectively “BVI Companies”) owned by them.

The Parties agree as follows through negotiations:

1.                                      Termination

Each of the Parties hereby agrees to terminate all Controlling Agreements as of the date of this Agreement.

2.                                      Waiver of Obligations

Upon execution of this Agreement, no Party shall be held liable by any other Party for any obligations and duties under any of the Controlling Agreements.  Each of the Parties acknowledges that it has not made any claim against any other Party arising from or in connection with any of its rights or obligations under any Controlling Agreements.

Each of the Parties acknowledges and agrees to terminate the Controlling Agreements without payment of any indemnities, expenses or any other costs from any other Party.

Each of Party A, Party B, Party C, MEI Yongkai and MEI Xiurong hereby confirm that it has not made any claim against SHA Yong, YING Huiling and YIN Hao in their respective capacity as shareholder or employee of Party C or in respect of their respective activities during the term of the Controlling Agreements.  Upon termination of the Controlling Agreements, each of Party A, Party B, Party C, MEI Yongkai and MEI Xiurong agrees to waive any liability or obligation of SHA Yong, YING Huiling and YIN Hao arising from or in connection with their respective capacity as shareholder or employee of Party C which has or could occur during the term of the Controlling Agreements.

3.                                      Subsequent Matters

3.1                               Party C hereby waives the Borrowing at an aggregate outstanding amount of RMB48,654,346 by MEI Yongkai and MEI Xiurong.

3.2                               Each of Party C and Party D shall immediately submit application to competent industrial and commercial administration to cancel the equity interest registration under each of the Equity Interest Pledge Agreements.  Party A shall return to each of Party D the register of members and the original capital contribution certificate respectively, if available.

3.3                               Upon cancellation of the equity interest registration contemplated under Section 3.2, each of SHA Yong, YING Huiling and YIN Hao shall transfer all of their respective equity interests in Party C to MEI Yongkai at the lowest price permitted under the laws of the People’s Republic of China.  Upon completion of the transfer of equity interests, none of SHA Yong, YING Huiling and YIN Hao will have any rights or obligations as shareholder of Party C.  Each of SHA Yong, YING Huiling and YIN Hao shall also grant their respective price received from such equity interest transfer to Party A or any individual or organization designated by Party A without consideration.

3.4                               Each of MEI Yongkai and MEI Xiurong agrees to dispose all of the 659,730 ordinary shares of Party B held by the BVI Companies according to the arrangement of Party B in such manner permitted under applicable laws, including without limitation procuring BVI Companies to convert all of the 659,730 ordinary shares of Party B into the American Depository Shares (the “ADSs”) which are tradable in public markets in the U.S. as required by the depository bank of Party B, Party B’s insider trading policies and applicable laws, or to transfer such ordinary shares to any individual or organization designated by Party A.  Upon such disposition or transfer, Party B will amend its register of members to reflect that none of MEI Yongkai, MEI Xiurong or their respective BVI Companies holds any stock of Party B.

3.5                               Upon completion of the obligations under Section 3.4, each of MEI Yongkai and MEI Xiurong shall immediately submit application to competent foreign currency administration to cancel their respective foreign currency registration for overseas investment by individuals in connection with their investment in Party B.  Each of MEI Yongkai and MEI Xiurong shall and shall procure BVI Companies to execute all documents, take any actions, and provide full cooperation necessary to complete such cancellation procedures under arrangement made by Party B according to requirements of foreign currency administration.

3.6                               Each of MEI Yongkai and MEI Xiurong shall execute all documents, take any actions, and provide full cooperation necessary to ensure performance of any of its obligations under this Agreement.

3.7                               Upon termination of the Controlling Agreements, none of the unperformed provisions thereunder remains performable.

4.                                      Effective Date

This Agreement shall be effective immediately upon the signing of each of the Parties.

5.                                      Governing Law and Dispute Resolution

Any and all matters relating to this Agreement and its interpretation and performance shall be governed by the laws of the People’s Republic of China.  Any dispute relating to this Agreement, including without limitation its existence, validity and termination, shall be resolved through friendly negotiations.  If the dispute fails to be resolved within 30 days after delivery of the request for friendly negotiations by any Party to one or more of the other Parties in writing, any Party may elect to submit the dispute to arbitration by Beijing Arbitration Commission in accordance with its arbitration rules then in effect.  The arbitration proceedings shall be in Chinese.  The arbitrary award shall be final and binding upon each Party.

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first above written.

ChinaCache Network Technology (Beijing) Co., Ltd.

By:	/s/ WANG Song
Name: WANG Song
Title: Legal Representative
Seal: /seal/

ChinaCache International Holdings Ltd.

By:	/s/ WANG Song
Name: WANG Song
Title: Chairman and Chief Executive Officer
Seal:

Shanghai JNet Telecom Co., Ltd.

By:	/s/ SHA Yong
Name: SHA Yong
Title: Legal Representative
Seal: /seal/

YING Huiling

By:	/s/ YING Huiling
Name: YING Huiling

SHA Yong

By:	/s/ SHA Yong
Name: SHA Yong

YIN Hao

By:	/s/ YIN Hao
Name: YIN Hao

MEI Yongkai

By:	/s/ MEI Yongkai
Name: MEI Yongkai

MEI Xiurong

By:	/s/ MEI Xiurong
Name: MEI Xiurong